Exhibit 5

                                FOLEY & LARDNER

CHICAGO                           FIRSTAR CENTER                      SACRAMENTO
DENVER                      777 EAST WISCONSIN AVENUE                  SAN DIEGO
JACKSONVILLE             MILWAUKEE, WISCONSIN 53202-5367           SAN FRANCISCO
LOS ANGELES                  TELEPHONE (414) 271-2400                TALLAHASSEE
MADISON                      FACSIMILE (414) 297-4900                      TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH
                              WRITER'S DIRECT LINE
                                 (414) 271-2400

                                                            CLIENT/MATTER NUMBER
                                                                     073730-0101

                                  May 12, 1999


Schultz Sav-O Stores, Inc.
2215 Union Avenue
Sheboygan, Wisconsin  43081


Ladies and Gentlemen:

     We are rendering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by Schultz Sav-O Stores, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof. The Registration Statement relates to 500,000 shares of the Company's Common Stock, $0.01 par value (the "Shares") offered pursuant to the provisions of the Company's 1995 Equity Incentive Plan (the "Plan").

     We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with authorization, issuance and sale of the Shares. We have examined all such documents as we consider necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that, when issued in accordance with the terms of the Plan and the options or other rights granted thereunder, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as a part of the Registration Statement.

                                     Yours truly,


                                     /s/ Foley & Lardner
                                     FOLEY & LARDNER